                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                          [ ]  Confidential, for Use of the Commission Only (as
                                                              permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            JOHN H. HARLAND COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:

    (2)  Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4)  Proposed maximum aggregate value of transaction:

    (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

  NOTICE OF
  ANNUAL MEETING
  OF SHAREHOLDERS
  AND PROXY STATEMENT

                                                                  (Harland Logo)

            John H. Harland Company

            TIMOTHY C. TUFF
            Chairman of the Board and
            Chief Executive Officer

                                                                  March 20, 2002

            Dear Shareholder:

            You are cordially invited to attend the 2002 annual meeting of shareholders of John H. Harland Company to be held at The Four Seasons Hotel, 75 14th Street, NE, Atlanta, Georgia on Friday, April 26, 2002 at 10:00 a.m. A 9:30 reception will precede the meeting.

            The items of business are fully addressed in the Proxy Statement. In addition, we will review the Company's 2001 results and discuss our plans for 2002.

            Your vote is important regardless of the number of shares you hold. Please date, sign and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

            On behalf of your Board of Directors, thank you for your continued support and interest in Harland.

            Sincerely,

            /s/ Timothy C. Tuff
            Timothy C. Tuff

            Box 105250        Atlanta, Georgia 30348        Phone (770) 981-9460

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2002

To the Shareholders of
John H. Harland Company

     The 2002 annual meeting of shareholders of John H. Harland Company will be held at The Four Seasons Hotel, 75 14th Street, NE, Atlanta, Georgia on Friday, April 26, 2002 at 10:00 a.m. for the following purposes:

     (1) To elect three Directors;

     (2) To ratify the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants for 2002;

     (3) To approve the 2002 Stock Option Plan, providing for the issuance of up to 1,000,000 shares of Common Stock; and

     (4) To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 5, 2002 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          JOHN C. WALTERS
                                          Vice President and Secretary

Atlanta, Georgia
March 20, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH DOES NOT REQUIRE ANY POSTAGE IF MAILED IN THE UNITED STATES.

                            JOHN H. HARLAND COMPANY

                                   BOX 105250
                             ATLANTA, GEORGIA 30348

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 26, 2002

     The enclosed form of proxy is solicited by the Board of Directors of John
H. Harland Company (the "Company") for use at the annual meeting on April 26, 2002 and any adjournment thereof. When such proxy is duly executed and returned, the shares it represents will be voted as directed or, if no direction is indicated, they will be voted as the Board of Directors recommends. Any shareholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a notice of revocation or a proxy bearing a later date or by attending the meeting and voting in person.

     Only shareholders of record as of the close of business on March 5, 2002 are entitled to vote at the meeting. As of that date, the Company had issued and outstanding 29,243,938 shares of Common Stock. Each share is entitled to one vote. No cumulative voting rights are authorized. This Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about March 20, 2002.

     Votes cast by proxy or in person at the meeting will be tabulated by the election inspectors appointed for the meeting. The inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining a quorum but as unvoted for purposes of approving any matter submitted to the shareholders. If a broker indicates on a proxy that it does not have discretionary authority to vote on a particular matter, those shares will not be considered as present. A quorum is present if a majority of the shares entitled to vote are represented in person or by proxy at the meeting.

                             ELECTION OF DIRECTORS

     Under the Bylaws, Directors are divided into three classes with each class serving a three-year term and one class elected at each annual meeting. The terms of three Directors expire at the 2002 Annual Meeting. Richard K. Lochridge, G. Harold Northrop and Timothy C. Tuff are being renominated for a three-year term expiring in 2005. The remaining Directors will continue to serve until their respective terms expire as indicated. The affirmative vote of a plurality of votes cast is required to elect Directors.

     The Board has no reason to believe that any nominee will be unavailable to serve as a director. However, if at the time of the meeting any nominee should be unable or decline to serve, the persons named in the proxy will vote for a substitute nominee, vote to allow the vacancy created thereby to remain open until filled by the Board, or vote to reduce the number of Directors for the ensuing year, as the Board recommends.

                  NOMINEES FOR ELECTION FOR A THREE-YEAR TERM

                                                                                CURRENT       DIRECTOR OF
                                 AGE           PRINCIPAL OCCUPATION           TERM EXPIRES   HARLAND SINCE
NAME                             ---           --------------------           ------------   -------------
RICHARD K. LOCHRIDGE             58    President, Lochridge & Company, Inc.       2002           1999
                                       (management consulting) Director,
                                       Dover Corporation, Lowe's Companies,
                                       Inc. and PETsMART, Inc.
G. HAROLD NORTHROP               66    Vice Chairman of the Board and             2002           1984
                                       retired President and Chief Executive
                                       Officer of Callaway Gardens
                                       (horticultural, environmental and
                                       recreational facility); former
                                       Chairman of the Board, American
                                       Business Products, Inc. (specialty
                                       packaging and printed office
                                       products) 1999-2000 Director,
                                       American Business Products, Inc. and
                                       SunTrust Bank, West Georgia NA
TIMOTHY C. TUFF                  54    Chairman and Chief Executive Officer       2002           1998
                                       of the Company; previously President
                                       and Chief Executive Officer of Boral
                                       Industries, Inc. (building and
                                       construction materials) 1993-1998
                                       Director, Printpack, Inc.

                       DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

WILLIAM S. ANTLE III             57    Chairman, Linc.net, Inc. (e-network        2003           2000
                                       infrastructure services); former
                                       Chairman, President and Chief
                                       Executive Officer of Oak Industries
                                       Inc. (engineered components for
                                       telecommunications industry)
                                       1989-2000 Director, Esco Technologies
                                       Inc.

                                                                                CURRENT       DIRECTOR OF
                                 AGE           PRINCIPAL OCCUPATION           TERM EXPIRES   HARLAND SINCE
NAME                             ---           --------------------           ------------   -------------
JOHN D. JOHNS                    50    President and Chief Executive Officer      2003           2000
                                       of Protective Life Corporation
                                       (insurance and investment products)
                                       Director, Alabama National
                                       BanCorporation, National Bank of
                                       Commerce and Protective Life
                                       Corporation
JOHN J. MCMAHON JR.              59    Chairman of the Executive Committee,       2004           1988
                                       McWane, Inc. (pipe and valve
                                       manufacturing) and Chairman, Ligon
                                       Industries, LLC (leveraged buyouts)
                                       Director, Alabama National
                                       BanCorporation and Protective Life
                                       Corporation
LARRY L. PRINCE                  63    Chairman and Chief Executive Officer,      2004           1990
                                       Genuine Parts Company (distributor of
                                       automobile replacement parts)
                                       Director, Crawford & Company,
                                       Equifax, Inc., Southern Mills and
                                       SunTrust Bank, Inc.
EILEEN M. RUDDEN                 51    Former President and Chief Executive       2003           1999
                                       Officer, FairMarket, Inc. (e-commerce
                                       selling solutions) 2000-2001;
                                       previously Senior Vice President of
                                       Lotus Development Corporation
                                       (software development) 1986-2000
JESSE J. SPIKES                  51    Partner, Long Aldridge & Norman LLP        2004           2001
                                       (full service law firm)

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of Mr. Johns (Chair), Ms. Rudden and Mr. Spikes. Its primary function is to help the Board fulfill its oversight responsibilities by reviewing the financial reports provided by the Company to shareholders or any governmental body, the Company's systems of internal controls established by management and the Board, and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee recommends the independent auditors to the Board; reviews with such auditors the scope and results of their engagement; reviews and discusses the audited financial statements with management and the independent auditors; and consults with the independent and internal auditors and management regarding the Company's accounting methods, the adequacy of its internal controls and the objectivity of its financial reporting.

     The Executive Committee is composed of Messrs. Prince (Chair), McMahon and Tuff. Its principal function is to act between meetings of the Board. Mr. Prince also serves as Lead Director, acting as a conduit to bring ideas, feedback and direction to the CEO.

     The Governance Committee is composed of Messrs. Northrop (Chair), Antle and Lochridge. Its principal functions are to review qualifications for Board membership and make recommendations for the election of Directors and appointment of executive officers of the Company; make recommendations to the Board as to matters of corporate governance; administer management incentive compensation and stock option plans; establish the compensation of the Chief Executive Officer and other officers of the Company; and review the compensation of Directors. The Committee will consider qualified Director candidates recommended by shareholders, who may do so by writing to the Secretary of the Company.

     The Board met six times during 2001. The Audit Committee held five meetings, the Executive Committee held five meetings and the Governance Committee held eleven meetings. Each Director attended at least 75% of the aggregate number of meetings of the Board and all committees on which he or she served during the year, and the average attendance at Board and committee meetings was 98%.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
                           AND CERTAIN OTHER PERSONS

     The following table sets forth the beneficial ownership of the Company's Common Stock by each incumbent Director, each named executive officer and all Directors and executive officers as a group, all as of December 31, 2001, and by 5% shareholders as of the dates indicated in the footnotes.

                                                              SHARES OF COMMON STOCK
                                                                BENEFICIALLY OWNED
                                                              ----------------------
NAME                                                           NUMBER        PERCENT
----                                                          ---------      -------
William S. Antle III........................................     16,000(1)       *
Atlantic Investment Company.................................  1,566,300(2)     5.4
Barclays Global Investors, N.A..............................  1,566,100(3)     5.4
Richard C. Blum & Associates, L.P. .........................  1,687,150(4)     5.8
Charles B. Carden...........................................     83,347(5)       *
FMR Corp....................................................  2,572,100(6)     8.8
ICM Asset Management, Inc. .................................  2,035,092(7)     7.0
Darryl W. Jackson...........................................     50,000          *
John D. Johns...............................................      5,821(8)       *
Richard K. Lochridge........................................     13,445(9)       *
John J. McMahon Jr. ........................................     21,311(10)      *
G. Harold Northrop..........................................     23,180(11)      *
S. David Passman III........................................    148,233(5)       *
Pioneer Investment Management, Inc..........................  1,613,000(12)    5.5
Larry L. Prince.............................................     15,304(13)      *
Eileen M. Rudden............................................      6,976(8)       *
Jesse J. Spikes.............................................      2,654(8)       *
Timothy C. Tuff.............................................    613,456(5)     2.1
John C. Walters.............................................     89,636(5)       *
All executive officers and Directors as a group (13
  persons)..................................................  1,089,363(5)     3.7

---------------

  *  Represents less than 1%
 (1) Includes 6,000 share equivalents credited under the Compensation Plan for Non-Employee Directors (the "Deferral Plan").

 (2) According to a Schedule 13G dated March 6, 2001 filed with the Securities and Exchange Commission ("SEC") by Richard W. Courts, II, Lynda B. Courts, Atlantic Investment Company and Courts Foundation, Inc., 50 Hurt Plaza, Atlanta, Georgia 30303, (i) Mr. Courts has sole voting and dispositive power covering 46,100 shares and shared power covering all 1,566,300 shares, (ii) Mrs. Courts has sole voting and dispositive power covering 1,200 shares, (iii) Atlantic Investment Company (of which Mr. Courts is Chairman) has sole voting and dispositive power covering 1,019,000 shares and (iv) Courts Foundation, Inc. (of which Mr. Courts is President) has sole voting and dispositive power covering 500,000 shares.
 (3) According to a Schedule 13G dated February 14, 2002 filed with the SEC by Barclays Global Investors, N.A. ("Barclays Investors") and Barclays Global Fund Advisors ("Barclays Advisors"), 45 Fremont Street, San Francisco, California 94105, Barclays Investors has sole voting power covering 1,277,463 shares and sole dispositive power covering 1,345,563 shares, and Barclays Advisors has sole voting and dispositive power covering 220,537 shares.
 (4) According to a Schedule 13D dated February 22, 2002 filed with the SEC by Blum Capital Partners, L.P. ("Blum L.P."), Richard C. Blum & Associates, Inc. ("RCBA Inc."), Blum Strategic Partners, L.P., Blum Strategic GP, L.L.C. ("Blum GP") and Richard C. Blum (the Chairman of RCBA Inc. and a managing member of Blum GP), 909 Montgomery Street, San Francisco, California 94133, (i) Blum L.P. and RCBA Inc. hold 803,550 shares on behalf of limited partnerships for which Blum L.P. serves as the general partner and Blum L.P.'s investment advisory clients, (ii) Blum GP holds 757,200 shares and (iii) Blum L.P. has voting and investment power covering 126,400 shares. Mr. Blum disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
 (5) Includes 4,000, 84,000, 430,000 and 48,000 shares which may be acquired on or before March 1, 2002 upon the exercise of stock options by Messrs. Carden, Passman, Tuff and Walters, respectively, and 566,000 shares by all executive officers as a group.
 (6) According to a Schedule 13G dated February 14, 2001, FMR Corp. ("FMR"), 82 Devonshire Street, Boston, Massachusetts 02109, holds the shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares. FMR and Edward C. Johnson 3d, Chairman of FMR, each has sole dispositive power over 372,400 shares. Fidelity Management & Research Company is the beneficial owner of 2,199,700 shares as a result of acting as investment advisor to various investment funds ("Funds"), one of which, Fidelity Value Fund, holds 2,199,700 shares. Mr. Johnson, FMR and the Funds each has sole power to dispose of the shares owned by the Funds.
 (7) According to a Schedule 13G dated February 5, 2002, ICM Asset Management, Inc. ("ICM"), 601 W. Main Avenue, Spokane, Washington 99201, and James M. Simmons (President of ICM) have shared voting power covering 1,346,343 shares and shared dispositive power covering 2,035,092 shares, which are held on behalf of clients who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, such shares.
 (8) Represents share equivalents under the Deferral Plan.
 (9) Includes 6,445 share equivalents under the Deferral Plan.
(10) Includes 5,195 shares held by Mr. McMahon's wife, in which he disclaims any beneficial interest, and 12,636 share equivalents under the Deferral Plan.
(11) Includes 15,980 share equivalents under the Deferral Plan.
(12) According to a Schedule 13G dated January 3, 2001, Pioneer Investment Management, Inc., 60 State Street, Boston, Massachusetts 02109, has sole voting and dispositive power covering such shares, all of which are beneficially owned by such firm.
(13) Includes 14,104 share equivalents under the Deferral Plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's executive officers, Directors and 10% shareholders to file reports with the SEC covering their beneficial ownership of the Company's equity securities and furnish copies thereof to the Company. Based solely upon a review of such reports received by it, and written representations of such persons, the Company believes that all applicable filing requirements were met during 2001 with the exception of J. Michael Riley, the Company's Principal Accounting Officer, whose Form 3 was filed on August 9, 2001.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table presents summary information with respect to compensation paid by the Company to each executive officer of the Company during 2001, 2000 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                    ----------------------------------------------
                                                                                AWARDS                  PAYOUTS
                                                                    ------------------------------   -------------
                                        ANNUAL COMPENSATION($)       RESTRICTED      SECURITIES                       ALL OTHER
                                      ---------------------------      STOCK         UNDERLYING          LTIP        COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY     BONUS     OTHER    AWARDS($)(1)   OPTIONS/SARS(#)   PAYOUTS($)(2)      ($)(3)
---------------------------    ----   -------   -------   -------   ------------   ---------------   -------------   ------------
Timothy C. Tuff..............  2001   525,000   346,080        --    2,386,540              --         1,640,334        89,142
  Chairman and Chief           2000   525,000   515,130        --      184,500          50,000                --        64,375
  Executive Officer            1999   545,192   472,500   120,763      149,558         350,000                --        53,545
Darryl W. Jackson............  2001   107,692(4) 64,680        --    1,012,500         150,000                --           868
  President and Chief          2000        --        --        --           --              --                --            --
  Operating Officer            1999        --        --        --           --              --                --            --
Charles B. Carden............  2001   320,000   167,992        --    1,463,280              --           676,200        26,232
  Vice President and           2000   307,558   248,346        --       61,500          20,000                --        14,312
  Chief Financial Officer      1999   152,308   113,775        --           --         150,000                --         3,808
S. David Passman III.........  2001   350,000   115,500        --    1,057,638              --           488,748        21,195
  Vice President and           2000   307,500   236,221        --       76,875          20,000                --         8,962
  President -- Harland         1999   313,077   225,000        --           --              --                --         8,093
  Printed Products
John C. Walters..............  2001   266,500   123,123        --      716,711              --           331,193        20,206
  Vice President,              2000   255,000   158,610        --       38,437          10,000                --        11,448
  Secretary and                1999   259,615   187,500        --           --              --                --        11,121
  General Counsel

---------------

(1) In February 2001, the Company adopted a voluntary option exchange program pursuant to which certain of its officers, including each executive officer named above (other than Mr. Jackson), agreed to the cancellation of certain outstanding stock options in exchange for the receipt of a restricted stock award. Under the program, Messrs. Tuff, Carden, Passman and Walters agreed to the cancellation of options covering 250,000, 150,000, 125,000 and 100,000 shares, respectively, in exchange for 100,000, 72,500, 35,714 and 32,143 restricted shares. Such persons also received an annual restricted stock award in 2001. The market value of the Common Stock covered by these awards when granted is included in this column. All such shares were restricted for a period of five years, subject to early vesting to the extent of 1/3 of the awards if the closing price of the Company's Common Stock equals or exceeds $22.50 per share for ten consecutive trading days, with the remaining 2/3 vesting if such closing price similarly equals or exceeds $27.00. In August 2001 the vesting condition for 1/3 of the awards was met, and the market value at the time of vesting is included in the LTIP Payouts column, which amounts represent a portion of the amounts in the Restricted Stock Awards column. In February 2002 the vesting condition for the remaining 2/3 of the awards was met, and all of such shares are unrestricted.

    All other restricted stock awards (other than the grant to Mr. Tuff discussed in footnote (2) below) are restricted for a period of five years, subject to early vesting if the Company's Common Stock outperforms the S&P 500 Index in two of any three consecutive calendar years or in the event of a change in control, and are forfeited in the event of termination of employment for any reason, other than disability or death, except that Mr. Tuff's shares vest in the event of termination without good cause or resignation due to reduction in salary, an adverse change in duties or certain relocations ("good reason").
    At December 31, 2001 the number and value of the aggregate restricted stock holdings for the persons named above were as follows: Mr. Tuff -- 128,334 shares, $2,836,181; Mr. Jackson -- 50,000 shares, $1,105,000; Mr.
    Carden -- 60,000 shares, $1,326,000; Mr. Passman -- 45,476 shares,
    $1,005,020; and Mr. Walters -- 29,929 shares, $661,431. As discussed above, in February 2002 certain of such restricted stock holdings vested for such persons (other than Mr. Jackson), as follows: Mr. Tuff -- 91,334 shares; Mr. Carden -- 56,000 shares; Mr. Passman -- 40,476 shares; and Mr.
    Walters -- 27,429 shares. Cash dividends are paid on all restricted stock.
(2) Represents the value of restricted stock which vested during 2001 as discussed in footnote (1), which amounts represent a portion of the amounts set forth in the Restricted Stock Awards column. In addition, Mr. Tuff received 50,000 restricted shares in connection with his original employment by the Company in 1998. Of such grant, 25,000 shares vested in 2001 after three years of employment. The market value of such shares at the date of vesting is included in this column. An additional 12,500 shares will vest in 2002 and 2003, respectively, subject to early vesting upon the occurrence of certain events, including a change in control or termination of employment without good cause.
(3) Included in this category for 2001 are amounts for Messrs. Tuff, Jackson, Carden, Passman and Walters covering (a) life and medical insurance premiums -- $16,187, $99, $9,182, $3,608 and $7,423, respectively; and (b)
    matching contributions to the Company's 401(k) Plan and Deferred Compensation Plan -- $31,204, $769, $17,050, $17,587 and $12,783,
    respectively. Also includes $43,016 accrued pursuant to Mr. Tuff's supplemental retirement agreement.
(4) Represents partial year salary from date of hire.

OPTION GRANTS

     The following table provides details regarding stock options granted to Mr. Jackson during 2001. None of the other named executive officers received an option grant during 2001.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS
                            ---------------------------------------------------   POTENTIAL REALIZABLE VALUE
                            NUMBER OF       % OF TOTAL                              AT ASSUMED ANNUAL RATES
                            SECURITIES       OPTIONS                              OF STOCK PRICE APPRECIATION
                            UNDERLYING      GRANTED TO    EXERCISE                    FOR OPTION TERM(1)
                             OPTIONS       EMPLOYEES IN    PRICE     EXPIRATION   ---------------------------
                            GRANTED(#)     FISCAL YEAR     ($/SH)       DATE         5%($)          10%($)
                            ----------     ------------   --------   ----------   -----------     -----------
Darryl W. Jackson.........   150,000           23.4        20.25      9/24/11      1,910,267       4,840,993

---------------

(1) These amounts represent assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock.

     Options are exercisable at the rate of 20% per year beginning one year from date of grant and expire on the earlier of 10 years from date of grant or three months after termination of employment. All options vest in the event of a change in control of the Company.

OPTION EXERCISES AND YEAR END VALUES

     None of the named executive officers exercised any options during 2001. The following table sets forth information with respect to unexercised options as of December 31, 2001 and the value of in-the-money options based on the spread between the exercise price and the closing price of the Company's Common Stock on such date.

                         FISCAL YEAR END OPTION VALUES

                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                                OPTIONS AT FISCAL YEAR END(#)       FISCAL YEAR END($)
                                                -----------------------------   ---------------------------
                                                EXERCISABLE     UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                -----------     -------------   -----------   -------------
Timothy C. Tuff...............................    430,000           70,000       2,399,250       332,000
Darryl W. Jackson.............................          0          150,000               0       277,500
Charles B. Carden.............................      4,000           16,000          26,900       107,600
S. David Passman III..........................     79,000           66,000         626,900       507,600
John C. Walters...............................     44,000           36,000         346,525       275,850

DEFERRED COMPENSATION ARRANGEMENTS

     In January 2002 the Company amended its supplemental retirement agreement with Mr. Tuff pursuant to which he is entitled to receive an annual retirement benefit of $186,288 at age 65. In the event that his employment terminates for any reason other than death prior to age 65, such benefit will be payable commencing at age 65. Mr. Tuff may also elect to receive a reduced early retirement benefit ($34,277 at age 55, increasing annually if benefits begin later than age 55). All such benefits are payable for a period of ten years. Alternatively, Mr. Tuff may elect to receive a lump sum payment of $1,400,000 at age 65 or a reduced lump sum payment following termination of employment prior to age 65 ($257,600 at age 55, increasing annually if the lump sum is paid after age 55). If Mr. Tuff dies prior to receipt of all scheduled benefit payments, his beneficiary will receive the same lump sum payment that Mr. Tuff would have received if he had elected a lump sum payment at the time his payments began or upon death, if earlier, reduced by any payments made prior to his death. The Company also provides supplemental life insurance coverage for Mr. Tuff in the amount of $750,000. No other executive officer has any retirement benefit other than benefits under the Company's 401(k) Plan, which are generally available to all eligible employees of the Company and participating subsidiaries, and the Deferred Compensation Plan.

NONCOMPETE AND TERMINATION AGREEMENTS

     The Company has entered into agreements with certain officers, including each of the named executive officers, under which each officer (other than Mr.
Tuff) has agreed not to compete with the Company for a two-year period following termination of employment. Mr. Tuff has agreed not to compete with the Company for a three-year period following termination of employment, except involuntary termination by the Company for other than good cause or his resignation for good reason. However, if employment of an officer (other than Mr. Tuff) is terminated without good cause after a change in control of the Company, or if the officer resigns within one year thereafter, the agreement not to compete will not apply and the officer will receive a lump sum payment equal to the lesser of three times his or her average annual compensation for the five calendar year period preceding the date of termination or the maximum payment which the Company can make to such officer without triggering Federal excise tax liability. If within one year after a change in control Mr. Tuff's employment is terminated without good cause or he resigns, or if within two years after a change in control good reason exists for him to resign, he will receive a lump sum payment equal to three times the highest compensation paid in any single year preceding the date of termination or the maximum payment which the Company can make to him without triggering Federal excise tax liability. In the event of a termination of employment by the Company without good cause or a resignation for good reason in the absence of a change in control, the officer (other than Mr. Tuff) shall receive a lump sum payment equal to his or her annual base salary at that time. Mr. Tuff will receive salary continuation for the greater of 24 months or through December 31, 2005 in the event of any such termination. Mr. Tuff's agreement is for a fixed term ending February 16, 2006.

                             DIRECTOR COMPENSATION

     Under the Company's Compensation Plan for Non-Employee Directors, each non-employee Director's annual retainer is paid in Common Stock, issuable on a quarterly basis, in such amount as fixed by the Board from time to time. The current retainer is 2,300 shares. Payment of the retainer in Common Stock serves to more closely align the interests of the Directors with shareholders. In addition, the Board has adopted a Director share ownership program pursuant to which non-employee Directors are expected to acquire ownership of Common Stock equal to five times the annual retainer over a period of five years.

     Directors may elect to defer receipt of all or any portion of the annual retainer as well as meeting and committee fees. Deferred fees are credited to the Director's deferred compensation account, in cash or stock equivalents. Stock equivalents are credited with dividends in the form of additional stock equivalents. Deferred fees will be distributed in Common Stock or cash at such future dates as specified by the Director, unless distribution is accelerated in certain events, including a change in control of the Company. Currently, seven Directors defer the retainer or meeting fees as stock equivalents.

     During 2001, each non-employee Director received 2,300 shares of Common Stock as well as $1,000 per Board and committee meeting attended, with committee chairs receiving $1,500. Employee Directors receive no compensation for Board services. Mr. Prince also received a $1,500 monthly stipend as Lead Director, commencing in April 2001.

     The following reports of the Governance Committee and the Audit Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

             GOVERNANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Governance Committee, comprised solely of outside directors, is responsible for overseeing the Company's executive compensation program and the use of stock for compensation purposes under the Company's stock option plans. This report summarizes the Committee's compensation philosophy, strategy and actions for the Chief Executive Officer and all other executive officers.

COMPENSATION PHILOSOPHY AND STRATEGY

     The Committee's compensation philosophy is to implement compensation programs that are designed to:

     - Attract and retain highly qualified key executives;
     - Provide competitive base salaries;
     - Motivate executives to achieve strategic operating and personal objectives by rewarding performance that supports achievement of business plan goals; and
     - Encourage employee Common Stock ownership to closely align them with shareholder interests.

     Such compensation programs are designed to balance short and long-term financial objectives, build shareholder value and provide rewards for individual, team and corporate performance. The Company believes that it is important to encourage the ownership of the Company's Common Stock throughout the Company, with an overall intent to encourage employees to act like an owner of the business. To that end, in 2000 the Company instituted a program to grant restricted stock to key employees and expanded the group of employees receiving stock option grants. The Company also maintains a stock purchase plan which enables all employees to purchase Company stock at a discount through payroll deductions.

     The components of the Company's executive compensation program are (i) cash compensation, consisting of base salary and annual incentive bonus based on the achievement of Company, business unit and personal performance goals, and (ii) long-term stock incentives. In determining base salaries, the Committee considers each individual's responsibilities and performance, taking into account market-competitive pay levels. For both annual incentives and long-term stock incentives, the Committee intends to provide competitive compensation for target levels of performance; more than competitive compensation for performance above target; and less than competitive compensation in the event the Company or an individual does not meet performance goals.

     With the assistance of an outside consultant, the Committee periodically assesses the competitiveness of the base salaries, annual incentive opportunities and stock incentive grants with respect to a peer group of comparably sized firms with whom the Company competes for customers and for executive talent, as well as comparably sized firms across a wide range of industries. Because the Committee tailors its competitive perspective to companies it believes are most relevant, the companies chosen for these external competitive analyses overlap with, but are not identical to, the companies represented in the indices employed in the Five Year Stock Performance Graph.

     The Committee's policy with respect to executive compensation takes into account any potential limitation on the deductibility of compensation in excess of $1,000,000 under Section 162(m) of the Internal Revenue Code (the "Code"), but does not require that all compensation qualify for exemption from such limitation.

CASH COMPENSATION

     Base Salary. The Committee annually reviews the base salary of each executive officer. The Committee believes that such base salaries are competitive and enhance the Company's ability to attract and retain talented executives. Changes in base salary for executive officers reflect the Committee's assessment of competitive norms and changes in roles and responsibilities, as well as the performance of each individual.

     Annual Incentive Bonus. Under the supervision of the Committee, the Company maintains a Senior Management Incentive Plan pursuant to which annual cash bonuses are payable to executive officers and employees. These senior managers are responsible for establishing strategic direction or are responsible for major functional or operating units, and have an impact on bottom-line results. For the past several years, the Company has tied executive compensation to the achievement of Company goals, putting a substantial portion of total compensation at risk. Under the Plan, bonuses for 2001 were based on the achievement of the Company's earnings per share goal, personal stretch objectives (reflecting expectations above and beyond the scope of normal performance goals), return on assets, revenue growth, progress toward completion of the Harland Customer Care project and specific financial objectives for business unit participants. With respect to each element of the Plan, performance expectations are communicated at the beginning of the year. Achievement of these levels of performance is designed to yield the payment of a target incentive award that is consistent with median competitive levels of incentive compensation. For performance above or below expectations, incentive awards can range from 0% to 150% of each individual's target award. The Committee believes this close link between individual incentive opportunity and Company and business unit performance appropriately motivates and rewards participants for their contributions to the Company's success.

LONG-TERM INCENTIVES

     The Committee grants stock incentives to key employees under the Company's stock option plans on an annual basis. As part of the Committee's review of the compensation program, it previously determined that it was appropriate to implement a more regular review and allocation of options to executives and other key employees, consistent with their performance and competitive guidelines, in order to retain the Company's most vital asset: its people. In addition, during the past two years the Committee approved the award of restricted stock to executive officers and certain key executives, which is now a component of the long-term incentives. In 2001 the Company adopted a voluntary option exchange program pursuant to which certain officers were offered shares of restricted stock in consideration of the cancellation of certain outstanding stock options held by them. The purposes of the program were to decrease overall share dilution and to enhance retention of key executives. The Committee considers recommendations of the Chief Executive Officer, responsibility levels, compensation and the market price of the Company's Common Stock in determining the size of option and restricted stock grants. The Committee believes that increased stock ownership among executive officers will serve to provide additional motivation on their part to contribute to the success of the Company.

CHIEF EXECUTIVE OFFICER COMPENSATION

     For 2001, Mr. Tuff's incentive bonus was based on the Company's improvement in operating performance and the attainment of his personal stretch objectives, consistent with the terms of the Senior Management Incentive Plan, including the turnaround in the Company's software business, significantly increasing the Company's presence in the financial software sector, and an overall increase in customer satisfaction. In addition to participating in the voluntary option exchange program, a restricted stock award to Mr. Tuff in 2001 was based in part on the Committee's assessment of the Company's and Mr. Tuff's overall performance in 2000, and was a component of the annual grant program. Consistent with the Committee's objective of having a major portion of the CEO's total compensation tied to performance and linking such compensation to increasing shareholder value, Mr. Tuff's base salary was unchanged from 1998 until 2002.

     Mr. Tuff was recruited to become President and CEO of the Company in 1998. At that time he entered into a five year agreement with the Company, expiring in October 2003. In order to secure his continued employment for an extended term, the Board of Directors, acting through the Committee, negotiated a new agreement with Mr. Tuff, effective January 1, 2002, extending his employment for a term ending February 16, 2006.

     Under this agreement, Mr. Tuff receives a base salary of $650,000, reviewable annually, as well as an annual bonus pursuant to the Company's Senior Management Incentive Plan. In addition, subject to the approval by shareholders of the 2002 Stock Option Plan, the Company will grant Mr. Tuff 50,000 shares of restricted stock. Such shares will vest 25% on December 15, 2002 and on each anniversary date thereafter through December 15, 2005, contingent upon Mr. Tuff's continued employment with the Company, and will also vest in the event of a change of control, termination of employment by the Company without good cause, resignation for good reason, death, disability or if the Company's Common Stock outperforms the S&P 500 Index in two of any three consecutive calendar years. In addition, subject to approval of the 2002 Stock Option Plan, the Company will grant Mr. Tuff an option to purchase 400,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the 2002 annual meeting. Such option will be fully exercisable as of the date of grant and will have a life of ten years. The agreement also provides for vesting of all current stock options and restricted stock held by Mr. Tuff which do not by their terms vest by October 31, 2003, in the event of a termination of employment without good cause or resignation for good reason.

     The Company also entered into a new supplemental retirement agreement with Mr. Tuff, described elsewhere herein. The annual benefit under such arrangement payable if Mr. Tuff retires at age 65 remains unchanged, while a lump sum payment feature was added to the agreement. The benefits under the new agreement are vested in the event of any termination of employment; however, reduced benefits are payable if payments begin before age 65. As part of his new agreement, Mr. Tuff has agreed that for a period of three years following his resignation other than for good reason or a termination by the Company for good cause, he will not compete with the Company in its printed products, software and information management products and services businesses.

     In connection with the negotiation of the new agreement, the Committee engaged an outside compensation consultant which utilized competitive market data for similar positions within an executive compensation peer group of key printed products and software firms generally comparable in size and complexity to the Company. Based in part on the opinion of such consultant, the Committee believes that the base salary, incentive bonus opportunity and long term incentive compensation represented by the new agreement are consistent with competitive norms and that such arrangements appropriately represent the best interests of the Company.

     Mr. Jackson joined the Company as President and Chief Operating Officer in September 2001. His initial base salary is at the rate of $400,000 per year. The appointment of Mr. Jackson was designed in part to enable Mr. Tuff as CEO to spend more time focusing on the strategic direction for the Company and to continue to find ways to increase shareholder value.

     The Committee believes that its executive compensation policies and programs effectively serve the interests of shareholders and the Company and are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future success. As described above, a significant portion of the executive officers' compensation is at risk and tied to attaining corporate earnings, revenue and other operating targets, as well as personal performance objectives, and improving shareholder value.

                                          GOVERNANCE COMMITTEE

                                          G. Harold Northrop, Chair
                                          William S. Antle III
                                          Richard K. Lochridge

GOVERNANCE COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Governance Committee is a present or former officer or employee of the Company. No interlocking relationship exists between the members of the Governance Committee and the board of directors or compensation committee of any other company.

                       FIVE YEAR STOCK PERFORMANCE GRAPH

     The line graph below compares the cumulative, five-year shareholder return on the Company's Common Stock (assuming the reinvestment of dividends) with the S&P 500 Index and the S&P Commercial Printing Index.

                              (PERFORMANCE GRAPH)


                                                              DEC-96    DEC-97    DEC-98    DEC-99    DEC-00    DEC-01
John H. Harland Co.                                           $100.00   $ 64.55   $ 49.52   $ 58.29   $ 45.92   $ 72.82
S&P 500                                                       $100.00   $133.32   $171.01   $206.66   $188.05   $165.84
S&P Commercial Printing                                       $100.00   $117.42   $131.90   $101.38   $ 94.10   $109.21

                         REPORT OF THE AUDIT COMMITTEE

     The audit functions of the Audit Committee are focused on (1) the adequacy of the Company's internal controls and financial reporting processes, (2) the reliability of its financial statements and (3) the performance of the Company's independent and internal auditors. The Committee meets with management periodically to discuss these matters, and also regularly meets privately with both the independent and internal auditors, each of whom has unrestricted access to the Committee.

     The Audit Committee is responsible for, among other things, reviewing with the independent auditors the scope and results of their audit engagement. In connection with the fiscal 2001 audit, the Committee has:

     - reviewed and discussed with management the Company's audited financial statements to be included in the annual report on Form 10-K for the year ended December 31, 2001, which management has represented to have been prepared in accordance with generally accepted accounting principles;

     - discussed with Deloitte & Touche LLP, the Company's independent auditors, the matters required by Statement on Auditing Standards No. 61; and

     - received from and discussed with such firm the written disclosures and letter required by Independence Standards Board Standard No. 1 regarding their independence.

     Based on these reviews and discussions, the Committee has recommended to the Board that the audited financial statements be included in the Form 10-K.

     Audit Fees. The aggregate fees billed by Deloitte & Touche for professional services for the audit of the Company's financial statements for 2001 and the reviews of the financial statements included in the Company's Forms 10-Q were $405,000.

     Financial Information Systems Design and Implementation Fees. There were no fees billed by such firm for professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X during 2001.

     All Other Fees. The aggregate fees billed by such firm for all other services rendered to the Company (not mentioned above) during 2001 were $1,585,000.

     The Audit Committee has considered whether the services performed by Deloitte & Touche described in the previous two paragraphs is compatible with maintaining the independence of Deloitte & Touche.

     The Audit Committee has adopted a Charter, which was included in the Company's Proxy Statement in 2001. The members of the Committee have been determined by the Board to be independent for purposes of the New York Stock Exchange listing standards. Committee members are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors.

                                          AUDIT COMMITTEE

                                          John D. Johns, Chair
                                          Eileen M. Rudden
                                          Jesse J. Spikes

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board has reappointed Deloitte & Touche LLP as auditors of the Company for fiscal 2002, subject to ratification by the shareholders at the annual meeting. Deloitte & Touche or its predecessors has audited the Company's financial statements since 1947. Representatives of Deloitte & Touche will be present at the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                       APPROVAL OF 2002 STOCK OPTION PLAN

     The Board of Directors has adopted and unanimously recommends that the shareholders approve the Company's 2002 Stock Option Plan (the "Plan"), covering the issuance of 1,000,000 shares of Common Stock. As of February 28, 2002 an aggregate of 2,190,549 shares were covered by outstanding options under the Company's 1999 Stock Option Plan (the "1999 Plan") and its prior 1981 Incentive Stock Option Plan, which was terminated in 1999 except for options outstanding thereunder, and only 471 shares were available for subsequent grants under the 1999 Plan. All employees are eligible for grants under the 1999 Plan, including executive officers. The Company also maintains a 2000 Stock Option Plan (the "2000 Plan"), under which an aggregate of 1,709,225 shares were covered by outstanding options at February 28, 2002 and 947,627 shares were available for grant thereunder. However, executive officers are not eligible for option grants under the 2000 Plan, and the available shares under the 1999 Plan are insufficient to meet the Company's needs.

     Accordingly, the Board has determined that it is in the best interests of the Company and its shareholders to adopt the Plan. As more fully described in this Proxy Statement, in connection with the employment agreement entered into with Mr. Tuff in January 2002, the Board has agreed to grant him stock options covering 400,000 shares and restricted stock covering 50,000 shares of Common Stock, subject to approval of the Plan by the shareholders at the annual meeting.

     The 1,000,000 shares covered by the Plan, representing 3.4% of the Common Stock currently outstanding, would provide additional shares for option and restricted stock grants to key employees of the Company. The Board believes that stock options and restricted stock are important incentives to attract and retain key employees and enhance the link between shareholder value creation and executive compensation. The availability of shares for future grants under the Plan is important to the Company's business prospects and operations.

     Regulations under Section 162(m) of the Code require shareholder approval of the Plan in order that compensation attributable to options granted under the Plan will be exempt from the deduction limitations of that Section. In addition,
Section 162(m) regulations require the Plan to limit the number of options that may be granted to an employee in any calendar year. Accordingly, the Plan fixes such number at 500,000 shares. In addition, the total number of shares covered by restricted stock grants under the Plan may not exceed 40% of the shares authorized thereunder.

     The Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares voting at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted "FOR" approval of the Plan.

     The following discussion summarizes the material terms of the Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

ADMINISTRATION

     The Plan is administered by the Governance Committee. No member of the Committee may participate in the Plan.

ELIGIBILITY

     Any employee of the Company or any subsidiary (within the meaning of Section 424(f) of the Code) may receive grants under the Plan. The Company currently has approximately 5,000 employees.

STOCK OPTIONS

     The Committee may grant options under the Plan to such eligible employees as the Committee may determine; provided, however, that the aggregate fair market value of Common Stock subject to all incentive stock options ("ISOs"), within the meaning of Section 422 of the Code, granted to an employee which first become exercisable in any calendar year shall not exceed $100,000. The Committee has the right to grant new options in exchange for the cancellation of options or under any other circumstances which the Committee deems appropriate. The written agreement under which an option is granted (the "Option Agreement") shall incorporate such terms and conditions which the Committee deems consistent with the terms of the Plan and, if the Committee intends such option to be an ISO, which are not inconsistent with Section 422 of the Code.

     The price of options granted under the Plan will be determined by the Committee, but may not be less than the fair market value of the Common Stock on the date of grant; provided, however, if the Committee grants an option to an employee in exchange for the cancellation of any other option to purchase the same number of shares of Common Stock, the option price will be equal to the option price for the cancelled option. Furthermore, in no event may an outstanding option be amended to lower the exercise price thereof. An ISO granted to an employee who owns more than 10% of the outstanding Common Stock of the Company or any subsidiary (a "10% shareholder") will be at no less than 110% of fair market value on the grant date. The Option Agreement may, at the discretion of the Committee, provide for payment of the option price in cash, by check or Common Stock, or through a combination thereof. The option price may also be paid through a broker-facilitated cashless exercise procedure acceptable to the Committee.

     Options are exercisable as set forth in each Option Agreement, and will expire no later than ten years after the grant date (five years for any ISO held by a 10% shareholder). Options may be exercised for such period of time after termination of employment as the Committee in its discretion deems appropriate.

RESTRICTED STOCK

     The Committee may award shares of Common Stock, subject to such restrictions as to vesting or other conditions as the Committee may determine. The Committee may also make restricted stock grants in exchange for the cancellation of outstanding restricted stock grants. Each grant of restricted stock shall be evidenced by a written agreement which shall describe the conditions under which the underlying stock will vest. Restricted stock may not be disposed of by the employee until the lapse of the applicable restrictions. Holders of restricted stock will have the right to vote the shares and to receive cash dividends. The right to receive stock dividends is subject to the same restrictions as the underlying restricted stock. To assist the employee in satisfying the tax liability attributable to the stock vesting, the Committee may authorize a cash bonus or reduce the number of unrestricted shares issuable upon vesting.

NONTRANSFERABILITY

     Options and restricted stock are not transferable other than by will or the laws of descent and distribution, and options are exercisable during the employee's lifetime only by the employee.

ADJUSTMENT OF SHARES

     The Plan allows the Committee to adjust the shares of Common Stock available for the grant of options and restricted stock, the shares subject to outstanding options and restricted stock grants and the exercise price of outstanding options to reflect any changes in the capitalization of the Company or the impact of certain corporate transactions. In addition, any shares of Common Stock subject to an option that remain unissued after the cancellation, expiration or exchange of the option and any shares of restricted stock that are forfeited or cancelled will be available for future grants under the Plan.

CHANGE IN CONTROL OF THE COMPANY

     If the Company agrees to a sale of all or substantially all of its assets, or a merger, consolidation, reorganization, division or other corporate transaction in which Common Stock is converted into another security or into the right to receive securities or property, and such agreement does not provide for the assumption or substitution of all outstanding options, each Option Agreement, at the direction and discretion of the Board of Directors, may be cancelled unilaterally by the Company if (1) any restrictions on the exercise of the option are waived before the Option Agreement is cancelled so that the employee may exercise the option in full before such cancellation, (2) the Company transfers to the employee shares of Common Stock, the number of which shall be determined by the Company by dividing (a) the aggregate fair market value of the shares covered by such option less the aggregate exercise price for such shares by (b) the fair market value of a share, or (3) the Company transfers to the employee the same consideration which the employee otherwise would receive as a shareholder of the Company in connection with such transaction if the employee held the number of shares of Common Stock transferable under (2) above. In addition, in the event of such a transaction, any issuance or forfeiture conditions on outstanding restricted stock grants shall be deemed satisfied in full, unless the restricted stock agreement provides otherwise.

LIFE OF THE PLAN

     No option or restricted stock may be granted under the Plan on or after the earlier of January 17, 2012 or the date on which all of the Common Stock authorized for issuance under the Plan has been issued.

ESTIMATE OF BENEFITS

     The number of options that may be granted under the Plan to the Chief Executive Officer and other executive officers of the Company is not currently determinable, except that the Board has agreed to grant Mr. Tuff 50,000 restricted shares and an option to purchase 400,000 shares of Common Stock subject to approval of the Plan by shareholders.

AMENDMENT OF THE PLAN

     The Plan may be amended by the Board to the extent deemed necessary or appropriate, provided that if an amendment increases the number of shares available under the Plan or changes the class of employees eligible for ISOs under the Plan, no further ISOs may be granted unless the shareholders of the Company approve the amendment. The Board also may suspend the granting of options or restricted stock and may terminate the Plan at any time, although the Board generally may not modify, amend or cancel any outstanding option or restricted stock grant without the employee's consent.

FEDERAL INCOME TAX CONSEQUENCES

     The following description of the federal income tax consequences of the Plan is only a general summary based on current federal income tax laws, regulations (including proposed regulations) and judicial and administrative interpretations thereof, all of which are frequently amended, and which may be retroactively applied to transactions described herein. Individual circumstances may vary these results. Furthermore, employees participating in the Plan may be subject to taxes other than federal income taxes, such as federal employment taxes, state and local income taxes and estate or inheritance taxes.

  Stock Options

     Each option granted under the Plan is either an ISO or a non-incentive stock option ("Non-ISO"). The grant of an option will not result in any Federal income tax to the employee or result in an income tax deduction for the Company.

     Upon the exercise of a Non-ISO, the employee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the shares over the option price. Such fair market value generally will be determined on the date the shares are transferred pursuant to the exercise. However, if the sale of the shares within six months of the transfer would subject the employee to liability under Section 16(b) of the Exchange Act, he or she will not recognize income on the date the shares are transferred, but will recognize income at a later date based on the difference between the option price and the fair market value of the shares at the earlier of six months after the date of the transfer or the first date that the shares can be sold by the employee without any such liability. However, if the employee timely elects under Section 83(b) of the Code, fair market value of the shares will be determined on the date the shares are transferred pursuant to the exercise without regard to the effect of Section 16(b). The Company generally will be entitled to a corresponding federal income tax deduction when the employee recognizes income. The sale or other taxable disposition of shares of Common Stock acquired through the exercise of a Non-ISO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on the disposition and the fair market value of the shares when income is recognized.

     Upon the exercise of an ISO, the employee normally will not recognize any income for federal income tax purposes and the Company normally will not be entitled to any federal income tax deduction. However, the excess of the fair market value of the shares transferred upon the exercise over the option price of such shares (the "Spread") generally will constitute an adjustment to income for purposes of calculating the alternative minimum tax ("AMT") of the employee for the year in which the option is exercised, and such employee's federal income tax liability may be increased as a result of such exercise under the AMT.

     If the Common Stock transferred pursuant to the exercise of an ISO is disposed of within two years from the grant date or within one year from the date of exercise (the "holding periods"), the employee generally will recognize ordinary income equal to the lesser of (1) the gain realized (i.e., the excess of the amount realized on the disposition over the option price) or (2) the Spread. The balance, if any, of the employee's gain over the amount treated as ordinary income on the disposition generally will be long-term or short-term capital gain depending upon the holding period. The Company normally will be entitled to a federal income tax deduction equal to any income recognized by the employee.

     If the holding periods are met, the disposition of shares acquired upon the exercise of an ISO generally will result in long-term capital gain or loss treatment with respect to the difference between the amount realized on the disposition and the option price. The Company will not be entitled to any federal income tax deduction as a result of a disposition of such shares after the holding periods.

     Special rules not discussed above will apply to an employee who exercises an option by paying the option price by the transfer to the Company of shares of Common Stock.

  Restricted Stock

     An employee who receives a restricted stock grant under the Plan generally will be taxed at ordinary income rates on the fair market value of the shares when they vest. However, an employee who timely elects under Section 83(b) of the Code will recognize ordinary income on the date of issuance of the restricted stock equal to the fair market value of the shares on that date. If a
Section 83(b) election is made, no additional taxable income will be recognized by the employee at the time the shares vest. However, if such shares are forfeited, no tax deduction is allowable to the employee for the forfeited shares. The Company normally will be entitled to a deduction at the time when, and in the amount that, the employee recognizes ordinary income, subject to a $1 million deduction limitation under Section 162(m) of the Code with respect to certain officers.

                         ANNUAL REPORT TO SHAREHOLDERS

     The annual report for the year ended December 31, 2001 accompanies this Proxy Statement.

                           ANNUAL REPORT ON FORM 10-K

     The Company will provide without charge, at the written request of any shareholder, a copy of the Company's Annual Report on Form 10-K, including the financial statements and financial statement schedules, as filed with the Securities and Exchange Commission, except exhibits thereto. The Company may impose a reasonable fee for providing such exhibits. Requests should be mailed to:

         JOHN H. HARLAND COMPANY
         Box 105250
         Atlanta, Georgia 30348

         Attention: Sarah B. King
                 Telephone: (770) 593-5426
                 Facsimile: (770) 593-5619
                 E-mail: sbking@harland.net

                             SHAREHOLDER PROPOSALS

     Any shareholder proposals intended to be presented at the Company's 2003 annual meeting of shareholders must be received no later than November 20, 2002 in order to be considered for inclusion in the proxy statement to be distributed in connection with such meeting. Proposals should be addressed to the Corporate Secretary of the Company at the above address.

     Shareholders who wish to present director nominations or any other business at the 2003 annual meeting are required to notify the Corporate Secretary of their intent no later than February 24, 2003. The notice must provide information as required in the Company's Bylaws. A copy of these requirements will be provided upon request in writing to the Corporate Secretary. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the proxy statement as described above, nor does it apply to questions a shareholder may wish to ask at the meeting.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the meeting. However, if any other matters should come before the meeting, the persons named in the proxy will vote such proxy in accordance with their judgment.

     The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may be made by employees of the Company personally or by telephone, facsimile or other electronic means. The Company will reimburse brokers, banks, nominees and other fiduciaries for their expenses of forwarding the proxy material to beneficial owners. In addition, the Company has retained Georgeson & Co., Inc. to assist in the solicitation of proxies, at a fee of $6,000 plus expenses.

                                          John C. Walters
                                          Vice President and Secretary

March 20, 2002

                                                                       EXHIBIT A

                            JOHN H. HARLAND COMPANY
                             2002 STOCK OPTION PLAN

1.  BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interests of John H. Harland Company through the granting of Options and Restricted Stock in order to (1) attract and retain Employees, (2) provide an additional incentive to each Employee to work to increase the value of Stock and (3) provide each Employee with a stake in the future of the Company which corresponds to the stake of each of the Company's stockholders.

2.  DEFINITIONS

     Each term set forth in this sec. 2 shall have the meaning set forth opposite such term and any reference to the plural of a defined term shall include the singular.

     Board -- the Board of Directors of the Company.

     Change in Control -- unless otherwise provided in the applicable Option Agreement or Restricted Stock Agreement, an agreement by the Company to sell all or substantially all of its assets for cash or property or for a combination of cash and property or any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property.

     Code -- the Internal Revenue Code of 1986, as amended.

     Committee -- a committee of the Board comprised of at least 3 members appointed by the Board. Each Committee member shall be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Code sec. 162(m).

     Company -- John H. Harland Company and any successor thereto.

     Effective Date -- the effective date described in sec. 4.

     Employee -- an employee of the Company or any entity that would be treated as a single employer with the Company under Code sec. 414(c) if "50 percent" were substituted for "80 percent" in the regulations under such section; provided, however, that solely for purposes of granting ISOs, the term "Employee" means an employee of the Company or any Subsidiary or Parent.

     Fair Market Value -- as of any date, if the Stock is quoted on a national quotation system, (1) the closing price of the Stock on such date on the national quotation system selected by the Committee or (2) if there was no quotation of the Stock on such date on such quotation system, the closing price on the next preceding business day on which there was a quotation, or if the Stock is not quoted on a national quotation system, the price that the Committee acting in good faith determines through any reasonable valuation method that a share of Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     ISO -- an Option that is intended to satisfy the requirements of Code sec. 422.

     1933 Act -- the Securities Act of 1933, as amended.

     1934 Act -- the Securities Exchange Act of 1934, as amended.

     Non-ISO -- an Option that either expressly or operationally does not satisfy the requirements of Code sec. 422.

     Option -- an option to purchase Stock granted in accordance with sec. 7.

     Option Agreement -- the document that sets forth the terms and conditions of an Option.

     Option Price -- the price to purchase one share of Stock upon the exercise of an Option.

     Parent -- any corporation that is a parent corporation of the Company within the meaning of Code sec. 424(e).

     Plan -- this John H. Harland Company 2002 Stock Option Plan.

     Restricted Stock -- Stock granted in accordance with sec. 8.

     Restricted Stock Agreement -- the document that sets forth the terms and conditions of a Restricted Stock grant.

     Rule 16b-3 -- the exemption under Rule 16b-3 of the 1934 Act.

     Stock -- $1.00 par value common stock of the Company.

     Subsidiary -- a corporation that is a subsidiary corporation of the Company within the meaning of Code sec. 424(f).

     Ten Percent Shareholder -- a person who owns more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent, after taking into account the attribution rules of Code sec. 424(d).

3.  SHARES RESERVED UNDER PLAN

     There shall be 1,000,000 shares of Stock authorized for issuance under this Plan. To the extent the Company deems appropriate, such shares of Stock may be reserved from authorized but unissued shares of Stock and from shares of Stock that have been reacquired by the Company. Any shares of Stock subject to an Option that remain unissued after the cancellation, expiration or exchange of the Option and any shares of Restricted Stock which are forfeited or cancelled shall be available for use in future grants under this Plan. However, any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not be available for use in future grants under this Plan.

4.  EFFECTIVE DATE

     The effective date of this Plan shall be January 17, 2002, the date of its adoption by the Board; provided that an ISO shall not be effective unless the shareholders of the Company (acting at a duly called meeting of such shareholders) approve the adoption of this Plan within 12 months of the Effective Date. Any ISO granted before the shareholder approval automatically shall be granted subject to such approval.

5.  COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall interpret this Plan and take such action in the administration and operation of this Plan as the Committee deems appropriate under the circumstances. Any action of the Committee shall be binding on the Company, on each affected Employee and on each other person directly or indirectly affected by such action.

6.  ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Employees shall be eligible for the grant of Options or Restricted Stock. No Employee in any calendar year shall be granted an Option to purchase more than 500,000 shares of Stock.

7.  OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion may grant Options to Employees from time to time. An Option may be granted by the Committee to an Employee in exchange for the cancellation of any option to purchase Stock, subject to the provisions of Section 7.3, or under any other circumstances which the Committee deems appropriate. Each grant of an Option shall be evidenced by an Option Agreement. The Option Agreement shall describe whether the Option is an ISO or a Non-ISO and shall incorporate such other terms and conditions of the grant as the Committee acting in its absolute discretion deems appropriate. If the Committee grants an ISO and a Non-ISO to an Employee on the same date, the right of the Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. However, the Committee shall have the right to grant a Non-ISO and Restricted Stock to an Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant.

     7.2 $100,000 Limit for ISOs. To the extent that the aggregate Fair Market Value of Stock subject to ISOs that first becomes exercisable in any calendar year (determined as of the date the ISO is granted) exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date the option is granted) that (a) satisfies the requirements of Code sec. 422 and (b) is granted to an Employee under another plan maintained by the Company, a Subsidiary or Parent shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation in this sec. 7.2 in accordance with Code sec. 422(d) or any successor section. This sec. 7.2 shall be in effect only for so long as the $100,000 limitation is in effect under Code sec. 422 or any successor section.

     7.3 Option Price. The Option Price shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however,
(a) if the Option is an ISO granted to an Employee who is a Ten Percent Shareholder, the Option shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted and (b) if the Committee grants an Option to an Employee in exchange for the cancellation of any other Option to purchase the same number of shares of Stock, the Option Price for such shares shall be the same as the Option Price under the cancelled Option. In addition, in no event may an outstanding Option be amended to lower the Option Price thereof.

     7.4 Payment of Option Price. The Option Price shall be payable in full upon the exercise of any Option. At the discretion of the Committee, an Option Agreement can provide for the payment of the Option Price either in cash, by check or in Stock that has been held for at least 6 months and that is acceptable to the Committee, or in any combination of cash, check and such Stock. A payment by a check acceptable to the Committee shall be treated as a payment in cash under this Plan. The Option Price may be paid through any broker-facilitated cashless exercise procedure acceptable to the Committee or its delegate. The value of any Stock surrendered as payment in the exercise of an Option shall be equal to the Fair Market Value of such Stock on the date the properly endorsed certificate for such Stock is delivered to the Committee or its delegate.

     7.5 Exercise Period. Each Option shall be exercisable in whole or in part at such time or times as set forth in the related Option Agreement, but no Option shall be exercisable after the earlier of (a) the tenth anniversary of the date the Option is granted, if the Option is (1) a Non-ISO or
(2) an ISO that is granted to an Employee who is not a Ten Percent Shareholder on the date the Option is granted, or (b) the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Employee is a Ten Percent Shareholder on the date the Option is granted. An Option Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability; provided an Option Agreement for an ISO must incorporate the post-employment exercise restrictions of Code sec. 422.

8.  RESTRICTED STOCK

     8.1 Committee Action. The Committee acting in its absolute discretion may grant Restricted Stock to Employees from time to time and may make Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Agreement, which shall describe the conditions under which the Employee's interest in the underlying Stock will become nonforfeitable.

     8.2 Conditions to Issuance. The Committee acting in its absolute discretion may make the issuance of Restricted Stock subject to the satisfaction of any conditions that the Committee deems appropriate for Employees generally or for an Employee in particular, and the Restricted Stock Agreement shall describe each such condition and the deadline for satisfying each such condition. Restricted Stock shall be issued in the name of an Employee only after each such condition has been satisfied, and any Restricted Stock that is so issued shall be held by the Company pending the satisfaction of any forfeiture conditions applicable thereto.

     8.3 Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock subject to one or more objective employment, performance or other forfeiture condition that the Committee deems appropriate for Employees generally or for an Employee in particular, and the related Restricted Stock Agreement shall set forth each forfeiture condition and the deadline for satisfying same. A Restricted Stock Agreement may contain both the conditions precedent to the issuance of Restricted Stock and the forfeiture conditions applicable thereto. An Employee's nonforfeitable interest in Restricted Stock shall depend on the extent he or she timely satisfies each condition.

     8.4 Dividends and Voting Rights. Any cash dividend declared on Stock underlying Restricted Stock shall be paid directly to the Employee granted such Restricted Stock. If a Stock dividend is declared on Stock underlying Restricted Stock, such Stock dividend shall be treated as Restricted Stock, and an Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Restricted Stock is forfeited or becomes nonforfeitable. The disposition of each other form of dividend declared on Restricted Stock shall be made in accordance with such rules as the Committee shall adopt. An Employee shall have the right to vote Restricted Stock. The dividend and voting rights described in this sec. 8.4 shall apply to a grant of Restricted Stock from the date of issuance as determined by the Committee.

     8.5 Satisfaction of Forfeiture Conditions. Shares of Stock shall cease to be Restricted Stock at such time as provided in the Restricted Stock Agreement, and a certificate representing the unrestricted Stock shall be transferred to the Employee as soon as practicable thereafter.

     8.6 Tax Bonus Payment. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus to an Employee to pay his or her federal, state and local income and excise tax liability that the Committee deems attributable (a) to his or her interest in Restricted Stock becoming nonforfeitable and (b) to such cash bonus.

     8.7 Section 162(m). If the Committee deems it in the best interests of the Company, it shall use its best efforts to grant Restricted Stock in a manner such that (a) the compensation resulting from the grant is "performance-based compensation" within the meaning of Code sec. 162(m) or (b) the Company otherwise gets an income tax deduction for the compensation attributable to such grant.

     8.8 Limit on Restricted Stock. In no event shall the total number of shares of Stock covered by grants of Restricted Stock hereunder exceed 40% of the aggregate number of shares of Stock authorized by this Plan.

9.  NONTRANSFERABILITY

     An Option or Restricted Stock shall not be transferable by an Employee other than by will or by the laws of descent and distribution. During an Employee's lifetime, an Option shall be exercisable only by the Employee; however, the person or persons to whom an Option or Restricted Stock is transferred by will or by the laws of descent and distribution thereafter shall be treated as the Employee under this Plan. The restriction on transfer described in this sec. 9 shall be incorporated in each Option Agreement or Restricted Stock Agreement.

10.  SECURITIES REGISTRATION

     Each Option Agreement and Restricted Stock Agreement shall provide that, upon the receipt of Stock, the Employee shall, if so requested by the Company,
(a) hold such Stock for investment and not with a view of resale or distribution to the public and (b) deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to an Employee under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to an Employee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by an Employee.

11.  LIFE OF PLAN

     No Option or Restricted Stock shall be granted under this Plan on or after the earlier of (a) the tenth anniversary of the effective date of this Plan (as determined under sec. 4), in which event this Plan shall continue in effect until all outstanding Options have been exercised in full or are no longer exercisable and all Restricted Stock has been forfeited or the conditions thereof satisfied, or (b) the date on which all of the Stock authorized for issuance under sec. 3 has been issued as the result of the exercise of Options or the satisfaction of any forfeiture conditions on Restricted Stock, in which event this Plan also shall terminate on such date.

12.  ADJUSTMENT

     12.1 Capital Structure. In the event of any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, the Committee shall adjust in an equitable manner the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under sec. 3 and subject to Options or Restricted Stock and the Option Price of such Options, to reflect such change.

     12.2 Sale or Mergers. The Committee as part of any corporate transaction described in Code sec. 424(a) shall have the right to adjust (in any manner that the Committee in its discretion deems consistent with

Code sec. 424(a)) the number, kind or class (or any combination thereof) of shares of Stock authorized for issuance under sec. 3 and subject to Options, including the Option Price of such Options, or Restricted Stock and related forfeiture conditions. The Committee may grant Options or Restricted Stock to effect the assumption of, or the substitution for, options or restricted stock previously granted by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such options or restricted stock.

     12.3 Fractional Shares. If any adjustment under this sec. 12 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock that otherwise would result from such adjustment shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this sec. 12 by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares of Stock authorized for issuance under sec. 3" within the meaning of sec. 14.

13.  CHANGE IN CONTROL OF THE COMPANY

     If there is a Change in Control and the agreement relating to the Change in Control does not provide for the assumption or substitution of Options, each Option Agreement at the direction and discretion of the Board may be canceled unilaterally by the Company if (1) any restrictions on the exercise of an Option are waived before the Option Agreement is canceled such that the Employee has the opportunity to exercise the Option in full before such cancellation, (2) the Company transfers to the Employee shares of Stock, the number of which shall be determined by the Company by dividing the excess of (a) the Fair Market Value of the number of shares which remain subject to the exercise of such Option as of any date over the total Option Price for such shares by (b) the Fair Market Value of a share of Stock on such date, which number shall be rounded down to the nearest whole number, or (3) the Company transfers to an Employee the same consideration which the Employee otherwise would receive as a shareholder of the Company in connection with such Change in Control if the Employee held the number of shares of Stock which would have been transferable to him or to her under (2) above if such number had been determined immediately before such Change in Control. In addition, in the event of a Change in Control, unless otherwise provided in the Restricted Stock Agreement, any and all outstanding issuance or forfeiture conditions on any Restricted Stock automatically shall be deemed satisfied in full as of the date of execution of the agreement relating to the Change in Control.

14.  AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, in the event any such amendment (a) increases the number of shares of Stock authorized for issuance under sec. 3 or (b) changes the class of employees eligible for ISOs, no further ISOs may be granted, unless shareholder approval of such amendment is obtained within 12 months of the date the amendment is adopted. The Board also may suspend the granting of Options or Restricted Stock at any time and may terminate this Plan at any time; provided, however, neither the Board nor the Committee shall have the right unilaterally to modify, amend or cancel any Option or Restricted Stock granted before such suspension or termination unless
(a) the Employee consents in writing to such modification, amendment or cancellation or (b) there is a dissolution or liquidation of the Company or a transaction described in sec. 12 or sec. 13.

15.  MISCELLANEOUS

     15.1 Shareholder Rights. No Employee shall have any rights as a shareholder of the Company as a result of the grant of an Option or his or her exercise of such Option pending the actual delivery of the Stock subject to such Option to such Employee. Subject to sec. 8.4, an Employee's rights as a holder of Restricted Stock shall be set forth in the related Restricted Stock Agreement.

     15.2 No Contract of Employment. The grant of an Option or Restricted Stock shall not constitute a contract of employment and shall not confer on an Employee any rights upon his or her termination of employment in addition to those rights, if any, expressly set forth in the related Option Agreement or Restricted Stock Agreement.

     15.3 Withholding. Each grant of an Option or Restricted Stock shall be made subject to the condition that the Employee consents to whatever action the Committee directs to satisfy the minimum statutory federal and state tax withholding requirements, if any, that the Committee in its discretion deems applicable to the exercise of such Option or the satisfaction of any forfeiture conditions with respect to Restricted Stock. An Employee may elect to satisfy such minimum federal and state tax withholding requirements through a reduction in the number of shares of Stock actually transferred to him or to her under this Plan. No withholding shall be effected under this Plan that exceeds the minimum statutory federal and state withholding requirements.

     15.4 Construction. All references to sections are to sections of this Plan unless otherwise indicated. The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be construed under the laws of the State of Georgia.

     15.5 Other Conditions. Each Option Agreement or Restricted Stock Agreement may require that an Employee (as a condition to the exercise of an Option or the grant of Restricted Stock) enter into any agreement or make such representations prepared by the Company, including any agreement that restricts the transfer of Stock acquired pursuant to the exercise of an Option or grant of Restricted Stock or provides for the repurchase of such Stock by the Company under certain circumstances.

     15.6 Rule 16b-3. The Committee shall have the right to amend any grant of an Option or grant of Restricted Stock or to withhold or otherwise restrict the transfer of any Stock under this Plan to an Employee as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     15.7 Loans. If approved by the Committee, the Company may lend money to, or guarantee loans made by a third party to, any Employee to finance the exercise of any Option, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash. If approved by the Committee, the Company also may, in accordance with an Employee's instructions, transfer Stock acquired upon the exercise of an Option directly to a third party in connection with any arrangement made by the Employee for financing the exercise of such Option.

                                 (HARLAND LOGO)

                             (RECYCLED PAPER LOGO)

                                     PROXY

  PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS
                            JOHN H. HARLAND COMPANY

                                 APRIL 26, 2002


P              The undersigned hereby appoints TIMOTHY C. TUFF AND JOHN C.
          WALTERS, and each of them, proxies, with full power of substitution
R and resubstitution, for and in the name of the undersigned, to vote all shares of Common Stock of John H. Harland Company, which the
O undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Friday, April 26, 2002 at
X 10:00 a.m., at The Four Seasons Hotel, 75 14th Street, NE, Atlanta, Georgia, and at any adjournment thereof, upon the matters described in
Y the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, and upon any other business that may properly come before the meeting or any adjournment thereof. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting and any adjournment thereof.

              THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED THE PROXY WILL BE VOTED "FOR" THE STATED PROPOSALS

             (Continued, and to be marked, dated and signed, on other side)

                                                                     SEE REVERSE
                                                                         SIDE

                              FOLD AND DETACH HERE







                              FOLD AND DETACH HERE

     As a member of the investment community you need access to specific information about Harland - the latest press releases, SEC filings and more. You may access all this and more through the Investor Relations section of www.harland.net every time you visit Harland on-line.

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     My email address is ________________________ @ ____________ If you would
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     name and address below (please print legibly):



                   ------------------------------------------

                   ------------------------------------------

                   ------------------------------------------

[X] Please mark your
    votes as in this
    example.

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
1. To elect three    FOR     WITHHELD                                                                 FOR      AGAINST    ABSTAIN
   directors                             Richard K. Lochridge     2. To ratify the appointment of
                     [ ]       [  ]      G. Harold Northrop          Deloitte & Touche LLP as the     [ ]        [ ]        [ ]
                                         Timothy C. Tuff             Company's independent certified
                                                                     public accountants for the year
For, except vote withheld from the following nominees(s):            ending December 31, 2002.

                                                                  3. To approve the Company's 2002
_________________________________________________________            Stock Option Plan, providing      [ ]       [ ]        [ ]
                                                                     for the issuance of up to
                                                                     1,000,000 shares of common stock.
----------------------------------------------------------------------------------------------------------------------------------


                                                                                  Please sign exactly as name appears hereon.
                                                                                  Joint owners should each sign. When signing as
                                                                                  attorney, executor, administrator, trustee or
                                                                                  guardian, please give full title as such.


                                                                                  ------------------------------------------------


                                                                                  ------------------------------------------------
                                                                                   SIGNATURE(S)                            DATE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                     * FOLD AND DETACH HERE *





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                                                                                                             IF MAILED
                                                                                                               IN THE
                                                                                                            UNITED STATES

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                           FIRST-CLASS MAIL    PERMIT NO. 323 ATLANTA, GA

                                  POSTAGE WILL BE PAID BY ADDRESSEE



                                  ATTENTION: INVESTOR RELATIONS
                                  JOHN H. HARLAND CO.
                                  PO BOX 105250
                                  ATLANTA GA 30348

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